Exhibit 10.2

                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                         AMERICAN NETWORK SERVICES, INC.

                                       AND

                           ESQUIRE COMMUNICATIONS LTD.



                                  June 18, 1997

ASSET PURCHASE AGREEMENT


        THIS AGREEMENT, made this 18th day of June, 1997, by and among American Network Services, Inc., a Georgia corporation ("Seller"), John C. Durham, David Rainwater, William Bird and Jeff Johnson (collectively the "Principals") and Esquire Communications Ltd., a Delaware corporation ("Buyer").

        WHEREAS, Seller desires to sell, and Buyer desires to purchase, substantially all the assets of Seller relating to the operation of Seller's DepoNet(R) court reporting referral network and all other lines of business, proposed lines of business and strategic plans (the "Business") upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

        1. SALE AND TRANSFER OF ASSETS

        1.1. Based upon and subject to the terms, conditions, agreements, representations and warranties hereinafter set forth, the Seller does hereby agree to sell, assign, transfer, deliver and convey to Buyer and Buyer does hereby agree to purchase, acquire, accept and take possession of, all of Seller's right, title and interest in and to all assets, properties, rights and business of Seller of every kind and description wherever located (except for the Excluded Assets, as hereinafter defined) used in or related to the Business (all of which are hereinafter sometimes referred to as the "Assets"), including without limitation, the following assets of Seller:

                (a) All trade accounts receivable of Seller relating to the Business;

                (b) All office supplies, office machines, office furniture, machinery, equipment, fixtures, inventory, leasehold improvements and computer hardware and software systems, including those described on Schedule 1.1(b) hereto;

                (c) All vendor and customer lists, work-in-process and computerized information of the Seller with respect to the Business;

                (d) All general intangibles relating to the Business including, without limitation, the DepoNet(R) name, any other trade name, any design and logo relating to the name, contracts and commitments with members, the Purchase and Redemption Agreement among Seller, the Principals and C. Wayne Parkman dated May 24, 1996 (the "Parkman Agreement"), licenses and claims;

                (e) All books, records, forms, promotional materials and documents of Seller relating to the foregoing, including, without limitation, accounting, payroll and tax records and telephone and telecopier numbers (including 800 number); and

                (f) The stock of Seller's subsidiary, Lawyers Choice Incorporated, and all lines of business, proposed lines of business and strategic plans of Seller unrelated to the DepoNet(R) court reporting referral system, including but not limited to Seller's Lawyers ChoiceSM, Expert PlusSM, MCI consulting, factoring and receivables management programs.

        1.2. The following assets and any and all contract rights relating thereto (the "Excluded Assets") shall be specifically excluded from the Assets to be acquired by Buyer hereunder:

                (a)  All cash, cash equivalents and accounts;

                (b)  All receivables other than trade accounts receivable;

                (c)  All utility deposits, lease deposits, or similar items;

                (d) All tax refunds, including income, franchise, sales and use taxes;

                (e) Rights under insurance policies, indemnity agreements and the like, to the extent that the liability covered by such instruments has not been assumed by Buyer hereunder; and

                (f) Stock records, minute books and such other books and records of Seller which Seller is required by law or governmental regulations to maintain, other than those related to Lawyers Choice Incorporated.

        1.3. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER AND THE PRINCIPALS CONTAINED HEREIN AND AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THE ASSETS ARE BEING SOLD ON AN "AS- IS, WHERE-IS" BASIS, WITHOUT ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        2. ASSUMPTION OF LIABILITIES AND OBLIGATIONS

        2.1. The Assets are being sold, conveyed, transferred and assigned to the Buyer free and clear of all liens, security interests, mortgages, claims, restrictions, charges and encumbrances (collectively, "Liens") whatsoever. The Buyer does not assume, accept or undertake any obligations, duties, debts or liabilities of Seller of any kind whatsoever pursuant to this Agreement or otherwise, except that from and after the date hereof Buyer hereby agrees to assume and to pay and discharge the following obligations and liabilities (the "Assumed Liabilities") of Seller (to the extent Seller is not in default and solely to the extent to be performed on or after the date hereof):

                (a) All accounts payable and liabilities and obligations with respect to the Business incurred in the normal course of business; and

                (b) All liabilities and obligations arising under the severance agreements with John Durham and David Rainwater, the agreements with members, paragraph 7 of the Parkman Agreement, Seller's 401(k) and Health Plans administered by Great West Insurance Company, accrued vacation and sick leave of employees, employee bonuses which have been accrued on Seller's April 30, 1997 balance sheet, the office lease (the "Office Lease") and the lease for the postage meter set forth on Schedule 2.1 hereto.

        2.2. Except as provided in paragraph 2.1 and notwithstanding anything else to the contrary contained herein, Buyer is not assuming and shall not be liable for any liabilities of Seller, including, without limitation, any liabilities (i) under contracts and leases which shall not have been assigned to Buyer pursuant to this Agreement (including, but not limited to, any union agreements); (ii) for indebtedness for borrowed money; (iii) by reason of or arising as the result of any default or breach by Seller of any contract, for any penalty assessed against Seller under any contract or relating to or arising out of any event occurring prior to the date hereof which with the passage of time or after giving of notice, or both, would constitute or give rise to such a breach, default or penalty, whether or not such contract is being assigned to and assumed by Buyer pursuant to this Agreement; (iv) the existence of which would constitute a breach of any representation, warranty, covenant or agreement of Seller or the Principals contained herein; (v) to any shareholder or affiliate of Seller or to any present or former employee, officer or director of or consultant to Seller (or independent contractor retained by Seller), including, without limitation, any bonuses, vacation or sick pay, any termination or severance pay related to Seller's employees, and any post retirement medical benefits or other compensation or benefits; (vi) relating to the execution, delivery and consummation of this Agreement and the transactions contemplated hereby, including, without limitation, any and all taxes incurred as a result of the sale contemplated by this Agreement, except for any sales, use or transfer taxes described in Section 7 hereof; (vii) for any taxes accrued or incurred prior to the date hereof or relating to any period (or portion of a period) prior thereto; (viii) relating to or arising out of any environmental matter, including, without limitation, any violation of any environmental law or any other law relating to health and safety of the public or the employees of Seller; or (ix) relating to, or arising out of, services rendered by Seller, or the conduct or operation of the business of Seller, prior to the date hereof.

        3. PURCHASE PRICE

        3.1. The total purchase price (the "Purchase Price") being paid by Buyer for the Assets is as follows:

                (a) On the date hereof, Buyer is paying to Seller $6,440,000 by means of a wire transfer in such amount to an account number and depository designated by Seller.

                (b) On the date hereof, Buyer is delivering to the Principals, in such proportions as directed by Seller, an aggregate of 750,000 shares
(the "Shares") of Common Stock of the Buyer, par value $.01 per share (the "Common Stock"). The Shares shall not be registered under the Securities Act of 1933, as amended (the "Securities Act"). The owners of the Shares will be afforded registration rights pursuant to a Registration Rights Agreement (the "Registration Rights Agreement") in substantially the form of Exhibit A attached hereto.

        3.2. On the date hereof, there is being deducted from the Purchase Price payable pursuant to Section 3.1(a) hereof the aggregate amount of all prepaid fees paid by members to Seller; provided, however, that to the extent Buyer does not terminate agreements with such members and/or the fees are actually earned by Buyer, then promptly thereafter on a monthly basis Buyer shall pay any such amounts to Seller. All adjustments customary in acquisitions, including utilities, compensation, rent and other items reflected on Schedule 3.2 attached hereto, shall be apportioned between Buyer and Seller as of the date hereof.

        3.3. The Purchase Price shall be allocated by Buyer to the Assets in accordance with Buyer's determination. Each party hereto agrees to reflect the Assets upon its books for tax reporting purposes in accordance with such determination and to file all tax returns in accordance with and based upon such determination.

        3.4. On the date hereof, (a) the adjustments contemplated by Schedule
3.2 shall be estimated and accounted for based on such estimates and (b) the ratio of trade accounts receivable to Assumed Liabilities shall be substantially equivalent to the ratio of the trade accounts receivable to the Assumed Liabilities balance as of April 30, 1997, as reflected on the balance sheet of Seller previously provided by Seller to Buyer. Within 60 days after the date hereof, Buyer shall prepare and furnish to Seller a statement (the "Statement") reflecting the actual adjustments required as of the date hereof.

        3.5 Seller shall have the right to review the Statement and to object to any items contained therein within 30 days after its receipt thereof. If Seller does not so object within 30 days, Buyer's determination shall be final and binding on the parties. If Seller objects to any items within such 30 days, Seller and Buyer shall consult with each other and attempt to reach an agreement. If they are unable to reach any agreement within 60 days, the matter shall be referred to an independent accounting firm mutually selected by Buyer and Seller, whose determination shall be final and binding on Buyer and Seller.

        4. REPRESENTATIONS AND WARRANTIES OF SELLER AND THE PRINCIPALS

        As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated herein, Seller and the Principals jointly and severally represent and warrant as follows:

        4.1. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Seller has the power and the authority and all licenses and permits required by federal governmental authorities and state and local governmental authorities of the State of Georgia to own and operate its properties and carry on its business as now being conducted. Except for Lawyers Choice Incorporated, the Seller does not have any subsidiaries and does not own beneficially or of record any equity interest in any corporation, partnership or other business organization or entity.

        4.2. Seller has the corporate power and authority and the Principals have the legal capacity to execute and perform this Agreement and all other agreements to be entered into in connection with the transactions contemplated hereby. All the issued and outstanding shares of capital stock of the Seller are owned beneficially and of record by the Principals.

        4.3. The execution, delivery and performance of this Agreement and all other agreements to be entered into in connection with the transactions contemplated hereby have been duly authorized by the Board of Directors and shareholders of the Seller and by all necessary corporate action, and do not violate or conflict with any provisions of the Certificate of Incorporation or Bylaws of the Seller or any agreement, instrument, law, order or regulation to which Seller or the Principals is a party or by which Seller or any Principal is bound. No consent, approval or authorization of, or filing with or notification to, any lender, security holder, governmental agency or other person or entity is required by Seller or the Principals in connection with the execution, delivery and performance by the Seller and the Principals of this Agreement and the consummation of the transactions contemplated hereby.

        4.4. This Agreement, and all other instruments delivered by Seller and the Principals in connection herewith, upon delivery will have been duly executed by the Seller or the Principals and will be legal, valid and binding obligations of Seller and the Principals, enforceable in accordance with their respective terms.

        4.5. The Seller is the owner of and has good, valid and marketable title to the Assets (other than those Assets which are being leased by Seller from third parties as described on Schedule 4.5) free and clear of all Liens. The Assets to be sold and conveyed to Buyer hereunder constitute all of the assets used in, related to or required by Seller in the normal operation and conduct of the Business, other than the Excluded Assets and those Assets which are leased as set forth on Schedule 4.5. To the knowledge of Seller and the Principals, the fixed assets included in the Assets are in good repair and operating condition.

        4.6. There is no action, suit, litigation or proceeding pending, or to the knowledge of Seller or the Principals, threatened against or relating to the Assets or Business nor does Seller or any Principal know of any basis for any such action, or of any governmental investigation relating to the Assets or the Business.

        4.7. There does not exist any order, writ, injunction or decree that has been issued by, or requested of, any court or governmental agency which is against, or binding on, Seller or any Principal which do or may adversely affect, limit or control the Assets or Buyer's use thereof.

        4.8. Seller and the Principals have obtained all required approvals or authorizations of this Agreement and any other agreements to be entered into in connection with the transactions contemplated hereby which are required by law or otherwise in order to make this Agreement or any other agreements entered into in connection with the transactions contemplated hereby binding upon Seller and the Principals.

        4.9. Except as described on Schedule 4.9 attached hereto with respect to the "Image Maker" service mark, to the knowledge of Seller and the Principals, the utilization of the Assets being sold and conveyed to Buyer hereunder do not infringe upon or violate in any way the rights evidenced by any outstanding patents, trademarks or trade names, whether registered or unregistered, held or owned by any third parties.

        4.10. Seller's relationships with its customers are in all material respects good, and Seller and the Principals are not aware of any facts or circumstances, other than the transactions contemplated by this Agreement, which might alter, negate, impair or in any way adversely affect the continuity of any such customer relationships.

        4.11. Except as reserved against on its December 31, 1996 balance sheet, the accounts receivable of Seller are actual and bona fide receivables representing obligations for the total amount thereof which arose in the ordinary course of business, and are collectible in full in accordance with their terms.

        4.12. There are no Liens for any federal, state, county or local franchise, income, excise, property, business, sales, commercial rent, employment or other taxes upon the Assets. Seller has timely filed all federal, state, county and local franchise, income, excise, property, business, sales, commercial rent and employment and other tax returns which are required to be filed through the date hereof, and has paid, or will pay, all taxes which are due and payable on or before the date hereof.

        4.13. Schedule 4.13 contains a complete and accurate list of all personnel utilized in the Business, including full and part-time persons, in-house and outside personnel, and employees and independent contractors. Except as specifically provided herein, Buyer will not be liable for any existing obligations to the foregoing persons, including, but not limited to, obligations for severance pay or other fringe benefits for such persons.

        4.14. The Seller has furnished to Buyer a balance sheet of the Seller as at December 31, 1996 (the "Balance Sheet Date"), and the related statements of income, stockholders equity and cash flows for the year then ended, together with the notes thereto (collectively, the "Financial Statements"), as reviewed by independent public accountants. The Financial Statements have been prepared in conformity with generally accepted accounting principles heretofore adopted by, and applied consistently with the past practices of, the Seller and fairly present the financial position, results of operations and cash flows of the Seller as at, or for the period ended on, such date. Seller's annual revenues, gross profit and EBITDA, determined in accordance with generally accepted accounting principles, consistently applied, for its fiscal year ended December 31, 1996 were not less than $3,010,983, $2,926,926 and $569,957, respectively.
Since the Balance Sheet Date, (a) Seller has conducted the Business in a consistent manner in the regular and ordinary course, (b) except for the suspension of the Lawyers ChoiceSM program, there has not been any material adverse change in the Business or its operations, or the financial condition of Seller, (c) there has not been any material damage, destruction or loss affecting the Business, (d) Seller has not sold, leased or otherwise disposed of any of its assets which are material, individually or in the aggregate, (e) Seller has not increased the compensation of any of its employees or paid any bonuses, and (f) Seller has not accelerated the collection of accounts receivable or deferred the payment of liabilities.

        4.15. Each of the agreements to which Seller is a party or to which it is subject or by which it is bound is listed on Schedule 4.15 attached hereto (true and complete copies of which have been furnished to Buyer) and is a valid and subsisting contract of all of the parties thereto in full force and effect without modification. Seller has performed all obligations required to be performed by it and is not in default under any agreement, instrument or other document to which it is a party or to which it is subject or by which it is bound, and no event has occurred thereunder which, with or without the lapse of time or the giving of notice, or both, would constitute a default by it thereunder. Except as disclosed on Schedule 4.15, no other party is in default under any such agreement, instrument or other document. Each of the court reporting services agreements between Seller and each of its members provides that the agreement is terminable by Seller on 30 days prior notice and none of such agreements has been amended to change the provisions allowing termination on 30 days prior notice.

        4.16. There are no labor strikes, disputes, slow downs, work stoppages or other labor troubles or grievances pending or, to Seller's or the Principals' knowledge, threatened against or involving Seller. Seller is not a party to any union agreements. No unfair labor practice complaint before the National Labor Relations Board, no discharge or grievance before the Equal Employment Opportunity Commission and no complaint, charge or grievance of any nature before any similar or comparable state, local or foreign agency, in any case relating to Seller or the conduct of its business is pending or, to Seller's or the Principals' knowledge, threatened.

        4.17. To the knowledge of Seller and the Principals, Seller has complied and is in compliance with all laws, orders and regulations of any federal or State of Georgia governmental authority applicable to Seller, the Business, assets or property or its operations, including, without limitation, laws relating to zoning, building codes, antitrust, occupational safety and health, environmental protection and conservation, water or air pollution, toxic and hazardous waste and substances control, consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and withholding and social security taxes, except where non-compliance would not have a material adverse effect on the Business, assets or properties or its operations taken as a whole.

                  4.18. Seller and the Principals do not know of any facts or circumstances not disclosed or otherwise known to Buyer
 (other than general economic or industry conditions) which indicate that the Assets or the future operations, profits or business of Seller may be materially adversely affected or which otherwise should be disclosed to Buyer in order to make any of the representations or warranties made herein on the part of the
  Seller and the Principals not misleading. No representation or warranty by Seller or the Principals contained in this Agreement, and no statement contained in any Schedule, Exhibit, certificate or other instrument furnished to Buyer under or in connection with this Agreement, contains any untrue statement of any material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

        4.19. The Principals are acquiring the Shares for their own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Each of the Principals consents to the placement of the following legend on each certificate representing the Shares and acknowledges that stop transfer instructions will be placed with the Buyer's transfer agent:

                  "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (i) A REGISTRATION STATEMENT UNDER SUCH ACT (OR AN EXEMPTION FROM SUCH REGISTRATION) IS THEN IN EFFECT WITH RESPECT THERETO, (ii) A WRITTEN OPINION FROM COUNSEL FOR THE ISSUER OR OTHER COUNSEL FOR THE HOLDER REASONABLY ACCEPTABLE TO THE ISSUER HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED OR (iii) A 'NO ACTION' LETTER OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER OR SALE."

        4.20. Seller and the Principals understand that the Shares will not be registered at the date hereof under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4 of the Securities Act and that the reliance of the Buyer on such exemption is predicated in part on the Seller's and Principals' representations set forth herein. Seller and the Principals represent that they are experienced in evaluating companies such as the Buyer, have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of their investment, and have the ability to suffer the total loss of their investment in the Shares. Seller and the Principals are accredited investors within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. Seller and the Principals further represent that they have had access during the course of the transaction and prior to their acquisition of the Shares to such information relating to the Buyer as they have desired and that they have had the opportunity to ask questions of and receive answers from the Buyer concerning the transaction and to obtain additional information (to the extent the Buyer possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to them or to which they had access.

        Seller and the Principals understand that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely.

        5. REPRESENTATIONS AND WARRANTIES OF BUYER

        As an inducement to Seller and the Principals to enter into this Agreement and to consummate the transactions contemplated herein, Buyer represents and warrants as follows:

        5.1. Buyer and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. The Buyer and each of its subsidiaries has the power and the authority and all licenses and permits required by governmental authorities to own and operate its properties and carry on its business as now being conducted.

        5.2. The Buyer has the corporate power and authority to execute and perform this Agreement and all other agreements to be entered into in connection with the transactions contemplated hereby.

        5.3. The execution, delivery and performance of this Agreement and all other agreements to be entered into in connection therewith have been duly authorized by the Board of Directors of the Buyer and by all necessary corporate action, and do not violate or conflict with any provisions of the Certificate of Incorporation or Bylaws of the Buyer or any agreement, instrument, law or regulation to which the Buyer is a party or by which Buyer is bound.

        5.4. No approval or authorization of this Agreement or any other agreement to be entered into in connection with the transactions contemplated by this Agreement is required by law or otherwise in order to make this Agreement or any other agreements entered into in connection herewith binding upon the Buyer. Upon the execution and delivery of this Agreement and any other agreement in connection therewith, such agreements will constitute legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms.

        5.5. The Shares to be issued pursuant to this Agreement, when so issued, will be duly and validly authorized and issued, fully paid and non-assessable and Seller will acquire good and valid title thereto, free and clear of any Liens created by the Buyer (other than restrictions arising under the Securities Act and state securities laws).

        5.6. The duly authorized capital stock of Buyer consists of 25,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share, of which 4,247,329 shares of Common Stock are issued and outstanding and 15,000 shares of Preferred Stock are issued and outstanding. All of the issued and outstanding shares of capital stock of Buyer have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. None of such shares has been issued in violation of the Securities Act or the securities or blue sky laws of any country, state, territory or other jurisdiction (whether domestic or foreign). Except as disclosed on Schedule 5.6 attached hereto or in Buyer's Annual Report on Form 10-KSB for the year ended December 31, 1996, there are no outstanding options, warrants or other rights to subscribe for or purchase or otherwise acquire any shares of capital stock (or securities directly or indirectly convertible into or exchangeable or exercisable for shares of capital stock) of Buyer, nor, except for potential acquisitions of, and financings related to, additional court reporting businesses and issuance of options pursuant to Buyer's stock option plan, any plans, contracts, agreements or commitments binding upon Buyer providing for the issuance or granting of rights to acquire any shares of capital stock (or securities directly or indirectly convertible into or exchangeable or exercisable for shares of capital stock) of Buyer.

        5.7. No actions, disputes or proceedings at law or in equity are pending or, to the knowledge of Buyer, threatened, against Buyer or any of its assets or properties which will have, in the aggregate, a material adverse affect on the business, financial condition or operation of Buyer.

        5.8. Buyer has furnished to the Seller a copy of Buyer's Annual Report on Form 10-KSB for its fiscal year ended December 31, 1996 and a copy of Buyer's Quarterly Report on Form 10-QSB for the fiscal period ended March 31, 1997, each as filed with the Securities and Exchange Commission (the "SEC"). Each of the 10-KSB and the 10-QSB was prepared and filed in accordance with the rules and regulations of the SEC. As of its date, each of the 10-KSB and the 10-QSB did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Buyer included in the 10-KSB and the 10-QSB were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as otherwise noted in such financial statements) and present fairly the consolidated financial condition, results of operations and cash flows of Buyer as of the date and for the period indicated. Since March 31, 1997, (a) Buyer has conducted its business in a manner generally consistent with prior practice and in the ordinary course, (b) there has not been any material adverse change in the business, operations or financial condition of Buyer, and (c) there has not been any material damage, destruction or loss affecting the business, assets, properties or rights of Buyer.

        5.9. To the knowledge of Buyer, Buyer and its subsidiaries have complied and are in compliance with all applicable laws, orders and regulations of any governmental authority applicable to Buyer and its subsidiaries, including but not limited to the provisions thereof relating to zoning, building codes, antitrust, occupational safety and health, environmental protection and conservation, consumer product safety, product liability, hiring, wages, hours, collective bargaining, employment benefit plans and programs, withholding, and social security and other taxes, except where such non-compliance would not have a material adverse affect on Buyer and its subsidiaries taken as a whole.

        5.10. The business relationships of Buyer and its subsidiaries with their customers are in all material respects good and Buyer is not aware of any facts or circumstances which might alter, negate, impair or in any way materially adversely affect the continuity of any such business relationships.

        5.11. No representation or warranty by Buyer contained in this Agreement, and no statement contained in any Schedule, Exhibit, certificate or other instrument furnished to Seller under or in connection with this Agreement, contains any untrue statement of any material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

        6. CLOSING DOCUMENTS

        6.1.1 Concurrently herewith, Seller shall deliver to Buyer appropriate assignments and bills of sale with respect to the Assets being sold hereunder, together with the following documents:

                (a) An opinion dated as of the date hereof from counsel for Seller;

                (b) Certified copies of the resolutions of the Board of Directors and shareholders of Seller authorizing and approving this Agreement;

                (c) A good standing certificate dated within thirty days prior to the date hereof, as to the due incorporation, legal existence and qualification of Seller in the State of Georgia;

                (d)  Letter authorizing Buyer to endorse checks;

                (e) Acknowledgment of assignment of Agreement by Buyer to its lenders; and

                (f)  Consent of landlord to assignment of Office Lease.

        6.1.2 Within 60 days after the date hereof, Seller shall provide to Buyer an amendment to its Certificate of Incorporation changing its name or a Certificate of Dissolution so that Buyer may utilize the corporate name of Seller after the date hereof.

        6.2. Concurrently herewith, Buyer shall deliver the Purchase Price, consisting of cash and the Shares, together with the following documents:

                (a) An opinion dated as of the date hereof from counsel for Buyer;

                (b) Certified copies of the resolutions of the Board of Directors of Buyer authorizing and approving this Agreement.

                (c)  The Registration Rights Agreement duly executed by Buyer;

                (d) Assumption Agreements duly executed by Buyer, pursuant to which Buyer has assumed the Office Lease and the lease for the postage meter; and

                (e) Amendment (the "Amendment") to Stockholders Agreement dated as of October 23, 1996 by and among Buyer and various of its Stockholders relating to Board of Directors seat for John Durham.

        7. COSTS

        Each party covenants and agrees that it shall be responsible for and bear its respective costs and expenses in connection with, or arising out of, the negotiation or consummation of this Agreement and the transactions contemplated hereby. Buyer shall be responsible for any sales, use or transfer taxes applicable to the transactions provided for herein.

        8. INDEMNIFICATION

        8.1. INDEMNIFICATION BY SELLER. Subject to the limitations set forth below, Seller and the Principals jointly and severally hereby agree to indemnify Buyer against and hold it harmless from any and all losses, liabilities, costs, damages, claims and expenses (including, without limitation, reasonable attorneys fees and expenses) ("Damages") which Buyer may sustain at any time by reason of (i) noncompliance with any bulk sales or transfer law applicable to the transactions contemplated hereby, (ii) any liability or contract of, or claim against, Seller, whether contingent or absolute, direct or indirect, known or unknown, matured or unmatured (including but not limited to liabilities for taxes), except for Assumed Liabilities, (iii) any liability or claim arising in any way from any service rendered, or action taken by, or relating to the operations of, Seller prior to the date hereof, except for the Assumed Liabilities, (iv) any liability of or claim against Seller under any environmental laws relating to any event, action or failure to act which occurred prior to the date hereof, or (v) the breach or inaccuracy of or failure to comply with any of the warranties, representations, conditions, covenants or agreements of Seller or the Principals contained in this Agreement or in any agreement or document delivered pursuant hereto or in connection herewith. If Buyer is indemnified for any accounts receivable of Seller which are not collected, then Buyer shall assign such accounts to Seller. Notwithstanding anything above to the contrary:

                (a) Seller and the Principals shall be required to indemnify and hold Buyer harmless from and against only those Damages which in the aggregate exceed $75,000.

                (b)  In no event shall the aggregate liability of Seller and the Principals for Damages hereunder exceed $1,000,000, except for any liability arising by reason of any intentional breach or misstatement or intentional failure to comply with any of the warranties, representations, conditions, covenants or agreements of Seller or the Principals contained in this Agreement or any document delivered pursuant hereto or in connection herewith.

                (c) In no event shall the aggregate liability of Seller and the Principals for Damages hereunder exceed the amount of cash paid pursuant to Section 3.1(a) hereof and the aggregate fair market value of the Shares received by Seller hereunder. For purposes hereof, the fair market value of the Shares shall mean the lesser of the last sale price of a share of Buyer's Common Stock on the Nasdaq Stock Market on (i) the date hereof or (ii) the date or dates upon which Buyer makes any claim for indemnification hereunder.

                (d) At Seller's election, Seller shall have the right to reimburse Buyer for Damages by returning to Buyer Shares having an aggregate fair market value equal to the amount of the Damages.

        8.2. INDEMNIFICATION BY BUYER. Buyer agrees to indemnify and hold Seller and each of the Principals harmless from and against any and all Damages which in the aggregate exceed $75,000 which Seller may sustain at any time by reason of (i) any Assumed Liability or claim related thereto, (ii) the breach or inaccuracy of or failure to comply with any warranties, representations, conditions, covenants or agreements of Buyer contained in this Agreement or in any agreement, certificate or document delivered pursuant to or in connection with this Agreement or arising out of the closing of the transactions contemplated hereby and (iii) any liability or claim arising in any way from any service rendered or action taken by, or relating to the operations of, Buyer from and after the date hereof, specifically including, but not limited to, the termination or non-renewal by Buyer of any of the agreements with members of the DepoNet(R) referral system for court reporters assigned by Seller to Buyer hereunder.

        8.3. PROCEDURES FOR INDEMNIFICATION. This Section 8 provides the sole and exclusive remedies for recovery by an Indemnified Party (as defined below) from the Indemnifying Party (as defined below) based upon the breach or inaccuracy of or failure to comply with any of the warranties, representations, conditions, covenants or agreements of the Indemnifying Party contained in this Agreement or in any agreement or document delivered pursuant hereto or in connection herewith, other than the Registration Rights Agreement and the Amendment. In the event that any claim is asserted against any party or parties hereto, or any party or parties hereto is made a party defendant in any action or proceeding, and such claim, action or proceeding involves a matter which is the subject of this indemnification, then such party or parties (collectively, the "Indemnified Party") shall promptly give written notice to the other party or parties hereto (collectively, the "Indemnifying Party") of such claim, action or proceeding, specifying in reasonable detail the basis for indemnification and providing the Indemnifying Party such information with respect thereto as reasonably requested and such Indemnifying Party shall have the right to join in the defense of said claim, action or proceeding at such Indemnifying Party's own cost and expense and, if the Indemnifying Party agrees in writing to defend such claim, then at the option of the Indemnifying Party, such Indemnifying Party may take over the defense of such claim, action or proceeding, except that, in such case, the Indemnified Party shall have the right to join in the defense of said claim, action or proceeding at its own cost and expense. An Indemnified Party shall not settle or compromise any action or proceeding without the prior written consent of the Indemnifying Party and shall consent to any compromise or settlement approved by the Indemnifying Party if the Indemnifying Party shall pay or make adequate provision for the full amount thereof.

        8.4. TIME LIMITATIONS. The Indemnifying Party will not have any liability to the Indemnified Party under or in connection with this Section 8 unless written notice asserting a claim for indemnification is given to the Indemnifying Party prior to 18 months from the date hereof.

        8.5. ADDITIONAL LIMITATIONS. It is expressly understood that neither Seller nor any of the Principals shall have any liability of any type whatsoever to Buyer, directly or indirectly, pursuant to this Section 8 of the Agreement or otherwise, arising from or as a result of any representation or warranty made by Seller, or any representative of Seller, to Freed Maxick Sachs and Murphy, P.C. ("FMS&M"), in connection with FMS&M's review of the books and records of Seller, including but not limited to the representations and warranties made by John C. Durham and/or Michael Best in that certain letter to FMS&M dated on or about June 12, 1997.

        9. NON-COMPETITION

        9.1. Each of the Seller and the Principals agrees that for the period specified below, they will not, directly or indirectly, within a radius of 100 miles of metropolitan Atlanta, Georgia, or 100 miles surrounding Seller's existing place of business or in any county or city in which Seller conducted its business, including without limitation all counties and cities in which there have been members, clients, agents, employees or independent contractors of Seller (the "Territory"), (i) engage in any business the same as or similar to, or engage in competition with, the Business, (ii) render services to or have any interest, as a shareholder, owner, agent, consultant, lender or guarantor or any other interest, in any other person engaged in the rendering of services, which are currently being rendered by Seller in competition with the Business, or similar services, or (iii) engage in competition with, or sell, services as are referred to in clause (ii) of this paragraph; provided, however, that the foregoing shall not be deemed to prevent the Seller or the Principals from investing in securities if such class of securities in which the investment is so made is listed on a national securities exchange, is issued by a company registered under Section 12(g) of the Securities Exchange Act of 1934 or is traded on the Nasdaq Stock Market or over-the-counter, so long as such investment holdings do not, in the aggregate, constitute more than 5% of the voting stock of any company's securities. The period for the non-compete shall be two years from the date hereof for each of Messrs. Bird and Johnson and two years after Mr. Durham is no longer a director of Buyer for each of Seller and Messrs. Durham and Rainwater.

        9.2. Neither Seller nor any Principal nor any affiliate of any of them, for a period of two years from and after the date hereof, shall, directly or indirectly, (i) hire, offer to hire, entice away, retain, employ or solicit or attempt to solicit (either for itself or as agent for another) for employment or induce, persuade or encourage any person to leave Buyer's employ who, prior to the date hereof was, or during such two year period will be, employed or retained by Buyer as a consultant, independent contractor, reporter, agent, employee or otherwise or (ii) divert or attempt to divert from Buyer any business whatsoever by influencing or attempting to influence any member, client or supplier of Buyer.

        9.3. Seller and the Principals acknowledge and agree that any breach of this Section 9 is likely to result in irreparable injury to Buyer, that monetary damages will be an inadequate remedy of such breach and that, accordingly, in addition to any other remedy that Buyer may have, Buyer shall be entitled to enforce the specific performance of this Section 9 and to seek both permanent and temporary relief in the event of any breach hereof.

        9.4. The parties acknowledge that the time, scope, geographic area and other provisions of this Section 9 have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the transactions contemplated by this Agreement. If any portion of this Section 9 shall be determined to be invalid and unenforceable as written, each such portion shall be enforced to the extent reasonable under the circumstances and such determination shall not affect the validity or enforceability of the balance hereof, and such balance shall remain in full force and effect. It is understood that Seller and the Principal are entering into this non-competition agreement in order to induce Buyer to enter into this Agreement.

        10. BROKERS

        Each party represents and warrants to the other (and agrees to indemnify and hold harmless the other against breach of any such representation and warranty) that it has not engaged any broker, finder or similar person or entity in connection with the transactions provided for herein.

        11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

        All representations and warranties contained herein, and all other representations and warranties of the Seller, the Principals and Buyer contained in the instruments executed in connection with the consummation of the transactions provided for herein, shall survive the execution of this Agreement, the consummation of the sale contemplated hereby and any investigation made by any party hereto and shall terminate 18 months after the date hereof; provided, however, that the parties shall be liable for all claims for indemnification made in writing prior to the expiration of such 18 month period of time in accordance with the procedures set forth in Section 8.

        12. NOTICES

        All notices, requests, demands, documents and other communications given or due hereunder shall hereafter be made in writing and shall be deemed to have been duly given when hand delivered, when received if sent by telecopier or by same day or overnight recognized commercial courier service or three days after being mailed by certified or registered mail, postage prepaid:
if to the Seller or Principals to:

                  John C. Durham
                  4621 Peeler Mill Court
                  Dunwoody, Georgia 30338

with a copy to:

                  William J. Cohen
                  Robins, Kaplan, Miller & Ciresi L.L.P.
                  2600 One Atlanta Plaza
                  950 East Paces Ferry Road, N.E.
                  Atlanta, Georgia 30326-1119

and if to the Buyer to:

                  Malcolm Elvey
                  Esquire Communications Ltd.
                  216 East 45th Street
                  New York, New York  10017

with a copy to:

                  Martin H. Neidell
                  Stroock & Stroock & Lavan LLP
                  180 Maiden Lane
                  New York, New York  10038

        13. COMPLETE AGREEMENT

        This Agreement and the accompanying schedules and exhibits contain the complete agreement between the parties hereto with respect to the sale contemplated hereby and supersede all prior covenants and understandings between the parties hereto with respect to such sale. This Agreement shall not be amended or modified except by a writing signed by each party to be charged and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by each party to be charged.

        14. SEVERABILITY

        In case any one or more of the provisions hereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        15. WAIVER, REMEDIES

        No waiver of any breach of any provision of this Agreement shall be held to be a waiver of any other or subsequent breach, and the failure of a party to enforce at any time any provision hereof shall not be deemed a waiver of any right of any such party to subsequently enforce such provision or any other provision hereunder. All remedies afforded in this Agreement shall be taken and construed as cumulative, that is, in addition to every other remedy provided herein or by law.

        16. COUNTERPARTS

        This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        17. COOPERATION; COVENANTS AFTER CLOSING

        Seller and the Principals will cooperate with Buyer, and Seller and the Principals will use their best efforts to have the officers, directors and other employees of Seller cooperate with Buyer, at Buyer's request and expense, on and after the date hereof, in endeavoring to effect the collection of accounts receivable owing to Seller at the date hereof which are included within the Assets and in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes involving the Business and based upon contracts, arrangements, commitments or acts of Seller which were in effect or occurred on or prior to the date hereof. Buyer will cooperate with Seller and use its best efforts to have the appropriate employees of Buyer cooperate with and assist Seller in connection with the preparation of Seller's 1997 tax returns and any audit of such returns or any tax returns for prior years. Buyer agrees that prior to the destruction of any business records which deal with matters prior to the date hereof and which are transferred to Buyer pursuant to this Agreement, Buyer will advise Seller, in writing, of such intended destruction. If, within thirty days of such notice, Seller notifies Buyer that Seller wishes to have such records preserved, Buyer will deliver such records to Seller, at Seller's expense. After the date hereof, Seller will continue to pay any amounts due under the Parkman Agreement in accordance with its terms. For as long as John Durham is a director of Buyer, David Rainwater shall have the right to attend all meetings of the Board of Directors of Buyer, at Buyer's expense. From and after the date hereof, Buyer, at its sole cost and expense, will need to have prepared for it audited financial statements of Seller for periods prior to the date hereof. Seller and the Principals agree to cooperate with Buyer and its accountants so that such financial statements may be prepared and will make available to Buyer and its accountants appropriate books and records of Seller for such prior periods. In addition, Seller and the Principals will cause to be delivered to Buyer's accountants an appropriate representation letter signed by an officer of Seller similar to the representation letter furnished to Buyer's accountants in connection with the preparation of the April 30, 1997 financial statements of Seller.

        18. AUTHORIZATION; MAIL

        Seller agrees that Buyer shall have the right and authority to collect for the account of Buyer all receivables and other items which shall be transferred to Buyer as provided herein, and to endorse with the name of Seller any checks received on account of any such receivables or other items. Seller agrees that it will promptly transfer and deliver to Buyer any cash or other property that Seller may receive in respect of any such receivables or other items. Seller authorizes and empowers Buyer from and after the date hereof (i) to receive and open mail addressed to Seller and (ii) to deal with the contents thereof in a reasonable manner befitting the contents, provided such mail and the contents thereof relate to the Assets or otherwise to the Business as conducted by Buyer or to any of the Assumed Liabilities. Seller agrees to deliver to Buyer promptly upon receipt any mail, checks or other documents received by it pertaining to the Assets or otherwise to the business of Seller, as conducted by Buyer, or any of the Assumed Liabilities. Buyer agrees to deliver to Seller promptly after receipt any mail which it receives to which it is not entitled by reason of this Agreement or otherwise and to which Seller is entitled.

        19. FURTHER ASSURANCES

        Each of the Buyer and Seller agrees at any time and from time to time after the date hereof, upon the request of the other party, to do, execute, acknowledge and deliver, or to cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, powers of attorney and assurances as may be required for the better assigning, transferring, conveying, and confirming to Buyer, or to its successors and assigns, of any or all of the Assets and to carry out the terms and conditions of this Agreement.

        20. CONFIDENTIALITY

        Seller and the Principals, on the one hand, and Buyer, on the other hand, severally agree not to, directly or indirectly, without the prior written consent of the other, use or disclose to any person, firm or corporation, any information, trade secrets, confidential customer information, technical data or know-how relating to the products, processes, methods, equipment or business practices of the other.

        21. BENEFIT OF PARTIES; ASSIGNMENT

        This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Agreement may not be assigned by Seller (except to the Principals) or by the Principals except with the prior written consent of Buyer. On the date hereof, Buyer may freely assign this Agreement to a wholly-owned subsidiary of Buyer; provided, however, that Buyer shall guarantee the obligations of such subsidiary. Buyer may also freely assign this Agreement after the date hereof, including as collateral security to its lenders. Nothing herein contained shall confer or is intended to confer on any third party or entity which is not a party to this Agreement any rights under this Agreement.

        22. GOVERNING LAW

        This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York applicable to contracts made and to be entirely performed in such State.

        23. ARBITRATION

        Any controversy or claim arising out of or relating to the interpretation, enforcement or breach of this Agreement or relating to the transactions contemplated hereby (other than actions for equitable relief) shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall be by a single arbitrator experienced in the matters at issue and selected by the parties in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in such place in Atlanta, Georgia as may be specified by the arbitrator (or any place agreed to by the parties and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted under this Section 23; provided, however, if necessary, such decision may be enforced in any court having jurisdiction over the subject matter or over any of the parties to this Agreement. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys fees) shall be borne by the party against which the decision is rendered. If the arbitrator's decision is a compromise, the determination of which party shall bear the costs and expenses incurred in connection with such arbitration proceeding shall be made by the arbitrator on the basis of the arbitrator's assessment of the relative merits of the parties' positions.

        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their authorized representatives as of the day and year first above written.

                                      AMERICAN NETWORK SERVICES, INC.

                                      By:---------------------------


                                         ---------------------------
                                         John C. Durham


                                         -----------------------------
                                         David Rainwater


                                         -----------------------------
                                         William Bird


                                         -----------------------------
                                         Jeff Johnson


                                      Esquire Communications Ltd.


                                      By:-----------------------------